Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White President and CEO Phone: 908/206-3700

TRANSTECHNOLOGY REPORTS FISCAL 2006 FIRST QUARTER
RESULTS: OPERATING INCOME UP 37%
Union, New Jersey — August 18, 2005 — TransTechnology Corporation (OTC:TTLG) today reported that fiscal first-quarter 2006 operating income increased 37% to $2.5 million from $1.8 million in the prior-year period. Adjusted EBITDA, as described under Non-GAAP Financial Measures in this press release, for the first quarter of fiscal 2006 rose 25% to $2.8 million from last year’s $2.2 million. Net income for the first quarter of fiscal 2006 was $0.2 million or $.03 per share compared to a net loss for the first quarter of fiscal 2005 of $0.6 million or $.09 per share. Sales of $13.0 million were down 11% from $14.5 million in the first quarter a year ago.
New orders received during the first quarter were $13.8 million compared with $9.2 million in the prior fiscal year’s first quarter. The Company’s book-to-bill ratio for the first quarter was 1.06, compared with .63 in last year’s first quarter and .91 for the full fiscal year 2005. The Company’s backlog increased during the first three months of fiscal 2006 to $35.9 million from $35.1 million at the end of fiscal 2005 and $35.6 million one year ago.
First quarter reflects benefits of company initiatives
Robert L. G. White, Chief Executive Officer of the Company, said, “During the first quarter, we realized the benefits of our major initiatives from last year. Gross margin for the first quarter was 43.4% compared to 40.1% in last year’s same quarter. This is the fourth consecutive quarter where our overhaul and repair gross profit has shown improvement and confirms our belief that the new operating procedures we began to implement during last year’s first quarter in our overhaul and repair operation are bearing fruit. Selling, General and Administrative expenses were down $0.9 million, or 22%, from last year’s first quarter, all of which was at the operating unit level. The agreement in principle to resolve the Newark office of the United States Attorney’s investigation into our overhaul and repair operation lowered our legal and investigative costs to $0.1 million in the current quarter versus $0.4 million last year and our product liability insurance premiums were $0.1 million lower during the quarter. During last year’s third and fourth quarter we completed a review of our engineering activities, and during the first quarter of fiscal 2006 we realized engineering costs that were $0.3 million lower than last year. The benefit of our third quarter refinancing is also evident in our lower interest costs which fell 22% to $2.2 million this quarter from $2.8 million last year.”
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation — August 18, 2005 Fiscal 2006 First Quarter Earnings Release	Page 2 of 5
Mr. White said, “Sales for the first quarter of fiscal 2006 were lower than those reported in last year’s first quarter. All of the first quarter sales decline was in the weapons handling product line influencing a decrease in new product sales of 46% for the quarter. Overhaul and repair sales were up 99% for the first quarter of fiscal 2006 compared with last year’s first quarter, as those operations returned to normalcy following the implementation of the new operating procedures in last year’s first quarter.”
Outlook for fiscal 2006 strengthens
Mr. White continued, “We believe that we are entering the new fiscal year with a sense of momentum in every part of our organization. Our bookings rate is up, and we have several large new programs on the horizon. Our overhaul and repair operation is operating well, and our overall gross margin is now comfortably within our target range of 42-45%. Our SG&A costs should continue to be lower than last year, not only due to the finalization of the United States Attorney’s investigation and its attendant costs, but also due to a focused effort to reduce non-product costs throughout the organization. Our interest costs should also continue to run well below those of last year, although future rate hikes by the Federal Reserve may mitigate their impact. Based upon customer requested delivery dates, we expect sales for the second quarter to be below those of last year, however, we expect sales for the third and fourth quarters to be above last year’s levels and we remain committed to our target sales of $64.5 million for fiscal 2006, a 3% increase over fiscal 2005.”
Mr. White concluded, “Based upon the continued improvement in our gross profit, a forecasted favorable product mix, and the lower than originally expected levels of SG&A expenses in fiscal 2006, we are now raising our EBITDA target to $13.5 million from the $13.2 million we had previously established as our goal. Our primary focus for the remainder of fiscal 2006, includes the continued pursuit of new hoist, winch, and weapons handling systems on a global basis, as well as the further lowering of our debt costs and improving our balance sheet to provide for a solid base upon which to build value for our shareholders.”
The Company also noted that it filed its Annual Report on Form 10-K for fiscal year 2005 on August 15, 2005. As previously reported, this report had been delayed while the Company and its auditors completed a review of a technical accounting issue with respect to the sale of a business that had been completed by the Company in fiscal 2002.
Non—GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income (gross profit less general, administrative and selling expenses) and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and interest and other income/expense) which are non-GAAP measures. Management believes that providing this additional information is useful to investors, as it provides more direct information regarding the Company’s ability to meet debt service requirements and so that investors may better assess and understand the Company’s underlying operating performance. The Company does not intend for the additional information to be considered in isolation or as a substitute for GAAP measures. A reconciliation of (i) adjusted EBITDA to reported net income (loss) and (ii) operating income to gross profit are set forth following the balance sheet information contained in this press release.

TransTechnology Corporation — August 18, 2005 Fiscal 2006 First Quarter Earnings Release	Page 3 of 5

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2005.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

TransTechnology Corporation — August 18, 2005 Fiscal 2006 First Quarter Earnings Release	Page 4 of 5
TransTechnology Corporation
STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands of Dollars Except Share Data)

	Three Months Ended
	6/26/05	6/27/04
Net sales	$12,982	$14,548
Cost of sales	7,345	8,711

Gross profit	5,637	5,837

General, administrative and selling expenses	3,154	4,023
Interest expense	2,195	2,796
Interest and other (income) expense-net	(37)	13

Income (loss) before income taxes	325	(995)

Provision (benefit) for income taxes	124	(378)

Net income (loss)	$201	$(617)

Basic earnings per share:
Net income (loss)	$0.03	$(0.09)

Diluted earnings per share:
Net income (loss)	$0.03	$(0.09)

Weighted average basic shares	6,698,000	6,669,000
Weighted average diluted shares	6,729,000	6,669,000
BALANCE SHEET INFORMATION

	6/26/05	3/31/05
Current assets	$29,456	$30,595
Property, plant and equipment — net	4,568	4,492
Other assets	41,166	41,351

Total assets	$75,190	$76,438

Current portion of long-term debt and short term borrowings	$3,079	$3,465
Other current liabilities	10,264	10,774

Total current liabilities	13.343	14,239
Long-term debt	57,345	57,868
Other non-current liabilities	10,591	10,690
Stockholders’ deficit	(6,089)	(6,359)

Total liabilities and stockholders’ deficit	$75,190	$76,438

TransTechnology Corporation — August 18, 2005 Fiscal 2006 First Quarter Earnings Release	Page 5 of 5
Reconciliation of Reported Income (Loss) to Adjusted EBITDA

	Three Months Ended
	6/26/05	6/27/04
Net sales	$12,982	$14,548
Cost of sales	7,345	8,711

Gross Profit	5,637	5,837

SG&A — operations	2,090	2,960
Corporate office expenses	1,064	1,063

Total SG&A	3,154	4,023

Operating income	2,483	1,814

Add back: depreciation and amortization	295	410

Adjusted EBITDA	$2,778	$2,224

Net income (loss)	$201	$(617)
Provision (benefit) for income taxes	124	(378)
Depreciation and amortization	295	410
Interest expense	2,195	2,796
Interest and other (income) expense -net	(37)	13

Adjusted EBITDA	$2,778	$2,224

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